UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      June 18, 2007

NewGen Technologies, Inc
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210
(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As previously reported, NewGen, Appalachian Oil Company, Inc. (“Appco”) and the stockholders of Appco (the “Sellers”) entered into a Stock Purchase Agreement, dated January 16, 2007, as amended (the “Stock Purchase Agreement”). Pursuant to a series of addenda to the Stock Purchase Agreement, NewGen, Appco and the Sellers agreed that neither party could unilaterally terminate the Stock Purchase Agreement prior to 5:00 PM Eastern Time on June 7, 2007 due to the failure to close the Appco acquisition prior to such time. On June 18, 2007, Appco and the Sellers provided written notice of and exercised their right to terminate the Stock Purchase Agreement pursuant to the Stock Purchase Agreement. Subsequently, Appco communicated to NewGen through their respective counsel that the Sellers and Appco were unwilling to extend the termination date for the Stock Purchase Agreement, but that the Sellers and Appco would be willing to re-open negotiations immediately regarding a new definitive agreement for the acquisition of Appco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

June 22, 2007	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer